Exhibit (H)(7)

WISCONSIN CAPITAL FUNDS, INC.

SEVENTH AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS SEVENTH AMENDMENT effective as of the 1st day of May, 2014, to the Transfer Agent Servicing Agreement, dated as of May 21, 2007, as amended September 8, 2008, October 1, 2009, July 1, 2010, May 1, 2011, May 1, 2012 and May 1, 2013 (the "Agreement"), is entered into by and between Wisconsin Capital Funds, Inc., a Maryland corporation (the "Company") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Appendix I to Exhibit C and Amended Exhibit D of the Agreement are hereby superseded and replaced with Appendix I to Exhibit C and Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

Wisconsin capital funds, inc.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Thomas G. Plumb	By:	/s/ Michael R. McVoy

Name:	Thomas G. Plumb	Name:	Michael R. McVoy

Title:	President	Title:	Executive Vice President

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Appendix I to Exhibit C (Electronic Services)

Transfer Agent Servicing Agreement – Wisconsin Capital Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES

SUPPLEMENTAL SERVICES

Wisconsin Capital Funds, Inc.

ANNUAL FEE SCHEDULE – from May 1, 2014 through April 30, 2015

FAN Web

Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site. Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $5,000 /fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $12,000 /year
▪	Customization – billed at current rate, minimum $165 /hour
▪	Activity (Session) Fees:
−	Inquiry - $0.15 /event
−	Account Maintenance - $0.25 /event
−	Transaction – financial transactions, reorder statements, etc. - $0.50 /event
−	New Account Setup - $3.00 /event (Not available with FAN Web Select)

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

▪	Base Fee Per Management Company – file generation and delivery - $6,000 /year
▪	Per Record Charge
−	Rep/Branch/ID - $.018
−	Dealer - $0.012
▪	Price Files - $0.002 /record or $1.75 /user per month, whichever is less

Vision Mutual Fund Gateway

Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

▪	Inquiry Only
−	Inquiry - $0.05 /event
−	Per broker ID - $5.00 /month per ID
▪	Transaction Processing
−	Implementation - $5,000 /management company
−	Transaction – purchase, redeem, exchange, literature order - $0.50 /event
−	New Account Setup – $3.00 /event

Monthly Minimum Charge - $500 /month

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Vision Electronic Statements

Provides the capability for financial intermediaries to access electronic statements via the Vision application.*

▪	Implementation Fees
−	Develop eBusiness Solutions Software - $24,000 /fund group
−	Code Print Software - $10,000 /fund group
▪	Load charges
−	$0.05 /image
▪	Archive charge (for any image stored beyond 2 years)
−	$0.015 /document

*Normal Vision ID and activity charges also apply.

Client Web Data Access

USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.

▪	Report Source
-	Setup: $2,000 (Includes access to Fund Source) WAIVED
-	Service: $200 /user per month
▪	BDS – Statement Storage & Retrieval
-	Setup: $250 /user
-	Service: $100 /user per month
▪	PowerSelect Reports (non-standard)
-	$300 per select
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	$2,500 one time setup fee
-	$100 /file per month maintenance fee
▪	Mail File (DDS mailbox in which clients can pull information): $150 /file setup
▪	TIP File Setup
-	Setup & Delivery of Standard TIP Files: $250 /request (Unlimited files per request)
-	Custom TIP File Development: $250 /request (Includes up to 2 hours of programming. If beyond, additional time will be $165 /hour consultation and development.)

Programming Charges

▪	Billed at current rate, minimum $150 /hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

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Transfer Agent Training Services

▪	On-site at USBFS - $1,500 /day
▪	At client location - $2,500 /day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.

▪	$1.00 /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	$500 setup /fund group of 1-5 funds, 6-15 funds $1,000 16 or more funds $1,500.
▪	Monthly fee per account:

Accounts w/o stops placed - $0.005

Accounts w/stops placed - $0.01

Literature Fulfillment Services

▪	Account Management
−	$200 /month (account management, lead reporting and database administration)
▪	Inbound Teleservicing Only
−	Account Management - $250 /month
−	Call Servicing - $1.25 /minute
▪	Lead Conversion Reporting (Closed Loop)
−	Account Management - $500 /month
−	Database Installation, Setup - $1,500 /fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

FAF Money Market Fund Service Organizations

▪	Out-of-pocket expenses (see Transfer Agent Fee Schedule) waived

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

▪	$15.00 /qualified plan account or Coverdell ESA account (Cap at $30.00 /SSN)
▪	$25.00 /transfer to successor trustee
▪	$25.00 /participant distribution (Excluding SWPs)
▪	$25.00 /refund of excess contribution
▪	$25.00 /reconversion/recharacterization

Additional Shareholder Paid Fees

▪	$15.00 /outgoing wire transfer or overnight delivery
▪	$5.00 /telephone exchange
▪	$25.00 /return check or ACH or stop payment
▪	$5.00 /research request per account (Cap at $25.00 /request) (This fee applies to requests for statements older than the prior year)

CUSIP Setup

▪	Subsequent CUSIP Setup - $1,500 /CUSIP
▪	Expedited CUSIP Setup - $3,000 /CUSIP (Less than 35 days)

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Amended Exhibit D to the Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES

Wisconsin Capital Funds, Inc.

ANNUAL FEE SCHEDULE – from May 1, 2014 through April 30, 2015

Annual Service Charges to the Fund

▪	Base Fee Per CUSIP	$20,000 /year*
▪	No-Load Fund Accounts	$16.00 /open account
▪	NSCC Level 3 Accounts	$13.00 /open account
▪	Closed Accounts	$2.50 /closed account

18% Base Fee discount May 1, 2014 through April 30, 2015.

Chief Compliance Officer Support Fee*

▪	$1,200 per year

25% discount May 1, 2014 through April 30, 2015

Activity Charges

▪	Manual Shareholder Transaction & Correspondence	$5.00 /event
▪	Telephone Calls	$1.00/minute
▪	Voice Response Calls	$ 0.35/ call
▪	Lost Shareholder Search	$5.00 /search
▪	AML New Account Service	$1.00 per acct.
▪	ACH/EFT Shareholder Services:

$125.00 /month/fund group

$.50 /ACH item, setup, change

$5.00 /correction, reversal

Out-Of-Pocket Expenses

Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, and travel.

Additional Services

Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, outbound calling & marketing campaigns, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, Real Time Cash Flow, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Same Day Cash Management, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.

Fees are billed monthly.

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